Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information and to the incorporation by reference of our report dated December 29, 2014, in the Registration Statement (Form N-2) of Stone Ridge Trust II for the period ended October 31, 2014, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-200780).

          /s/Ernst & Young LLP

New York, New York
February 26, 2015